EXHIBIT 99.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the "Agreement") is dated as of September 23, 2004, by and between the PENSION BENEFIT GUARANTY CORPORATION ("PBGC"), and PUBLICARD, INC. ("PubliCARD").

                                   WITNESSETH:

      WHEREAS, PubliCARD maintained a pension plan for certain of its employees known as the Publiker Retirement Income Plan ("Plan"), a defined benefit pension plan covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

      WHEREAS, by agreement dated September 30, 2004, PubliCARD and PBGC agreed that the Plan should be terminated with an effective termination date of March 31, 2003 (the "Termination Date"), and that PBGC should thereafter act as statutory trustee of the Plan: and

      WHEREAS, as a result of the termination of the Plan and pursuant to
Section 4062 of ERISA, PubliCARD and each member of its controlled group (as that term is defined in Section 4001(a)(14) of ERISA), including its wholly-owned subsidiary, Infineer, Ltd. ("Infineer"), became jointly and severally liable to the PBGC, as a United States government agency and as the statutory trustee of the Plan for the amount of unfunded benefit liabilities (as that term is defined in Section 4001(a)(18) of ERISA) under the Plan and for the amount of unpaid contribution owed to the Plan as of the Termination Date (the unfunded benefit liabilities and the unpaid contributions are hereinafter collectively referred to as the "Termination Liabilities"),

      NOW, THEREFORE, the parties hereto mutually covenant and agree as follows:

                                    SECTION I
                                PAYMENTS TO PBGC

      1.1 The Promissory Note. On or before September 23, 2004, PubliCARD shall deliver to the PBGC a non-interest bearing promissory note (the "Note"), substantially in the form of Exhibit A attached hereto, with a face amount of Seven Million Five Hundred One Thousand Three Hundred and Ten Dollars ($7,501,310.00), payable in cash to the PBGC. The Note shall be payable over a 7-year period, commencing September 23, 2004, and all payments shall be due on or before September 23, 2011.

      1.2 Payments under the Note. The first payment under the Note shall be equal to One Million Dollars ($1,000,000) and shall be due to the PBGC no later than thirty (30) days after PubliCARD has received a total of Four Million Dollars ($4,000,000.00) in Net Recoveries (as hereinafter defined). Thereafter, on each anniversary of the first payment, PubliCARD shall pay PBGC an amount equal to twenty-five percent (25%) of the Net Recoveries in excess of Four Million Dollars ($4,000,000.00) less the sum of all prior payments made pursuant to this sentence in prior years.

      1.3 Net Recoveries. For purposes of this Agreement, "Net Recoveries" shall mean - the net cash proceeds received by PubliCARD with respect to transactions that are consummated on or after March 31, 2003, from, in each case, (a) the sales and dispositions of (i) PubliCARD's ownership interests in Infineer and TecSec, Incorporated, (ii) PubliCARD's real property located in Gretna, Louisiana, and (iii) any other real or personal property assets; and (b) any recoveries from settlements, buyouts or assignments of claims from PubliCARD's insurance program. At the time PubliCARD delivers the Note to PBGC, it shall also deliver a record of Net Recoveries received since March 31, 2003 (the "Initial Recoveries Report").

      1.4 Nature of Payments and Duration of Note. The parties to this Agreement recognize that payments under the Note are contingent on sales, dispositions and other activities of PubliCARD, and that the full principal amount of the Note may be paid prior to, or may not be paid before, its due date.

      1.5 Effect of Payments. Any and all liability of PubliCARD for the Termination Liabilities shall be discharged by the payments under the Note.

                                   SECTION II
                                    SECURITY

      PubliCARD's obligations under the Note shall be secured by security interests, substantially in the form of Exhibit B, in (a) all presently owned or hereafter acquired real or personal property and rights to property of PubliCARD and (b) the common and preferred stock of Infineer and TecSec owned by PubliCARD. On the date that it delivers the Note to the PBGC, PubliCARD shall deliver all documents necessary to grant the security interests to the PBGC and such other documents as are necessary to establish and perfect those interests (the "Security Documents").

                                   SECTION III
                         REPRESENTATIONS AND WARRANTIES

      3.1 PubliCARD represents and warrants as of the date of this Agreement and as of the date it delivers the Note and the Security Documents as follows:

            (a) PubliCARD is a corporation validly existing and in good standing under the laws of the State of Pennsylvania. It has full power and authority to enter into this Agreement, to incur the indebtedness and other obligations provided for in this Agreement, and to perform the obligations hereunder, and this Agreement, the Note and the Security Documents constitute legal, valid and binding obligations of PubliCARD, enforceable in accordance with the terms thereof. The person executing this Agreement on behalf of PubliCARD has authority to bind PubliCARD hereunder.

            (b) PubliCARD represents that there is a serious risk that the continued operations of PubliCARD and members of its controlled group will be seriously jeopardized if their obligations arising from the termination of the Plan are not determined with specificity and finally settled.

            (c) The execution, delivery, and performance of the obligations of this Agreement in accordance with its terms will not conflict with or result in a default under any other agreement by which PubliCARD is bound, nor will it violate any law applicable thereto.

            (d) PubliCARD is not in default under or with respect to any contractual obligation in any respect which could be materially adverse to the business, operations, property or financial or other condition of itself, or which could materially adversely affect its ability to perform its obligations under this Agreement, the Note or the Security Documents.

            (e) PubliCARD is not a party to any indenture, written agreement, lease or other instrument or subject to any charter or corporate restriction which could have any adverse effect whatsoever upon the validity, performance, or enforceability of its obligations to make payments to the PBGC under Section I and to provide security under Section II of this Agreement. [?]

      3.2 The PBGC represents and warrants to PubliCARD that the making and performance by the PBGC of this Agreement is duly authorized, and that this Agreement is a valid and binding obligation of the PBGC, enforceable in accordance with its terms.

                                   SECTION IV
                                     CLOSING

      The closing of this Agreement shall occur on or before September 23, 2004 at which time PubliCARD will execute and deliver the Note and the Security Documents, and the Initial Recoveries Report. The place of the closing shall be agreed to by the parties.

                                    SECTION V
                              CONDITIONS PRECEDENT

      PubliCARD and the PBGC shall not be obligated to perform under the terms of this Agreement until and unless each of the following conditions has been satisfied on or prior to the closing date: (a) PBGC and PubliCARD each shall have executed and received fully executed originals of the Note and the Security Documents; (b) PBGC shall have received the Initial Recoveries Report; and (c) no Event of Default (as defined in Section VIII) shall have occurred and be continuing at the time of the closing.

                                   SECTION VI
                            TERMINATION OF AGREEMENT

      This Agreement shall terminate and no party shall have any further obligations hereunder on the earlier of the date the Note is paid in full or the termination date of the Note.

                                   SECTION VII
                             COVENANTS OF PUBLICARD

      PubliCARD makes the following covenants which shall be in effect throughout the term of this Agreement and so long as its obligations hereunder remain unpaid.

      7.1 Provision of Information. PubliCARD shall, commencing on the first anniversary of the Initial Recoveries Report, and each year thereafter on the same date through 2011, provide the PBGC with:

            (a) a written report of the details of the calculation of Net Recoveries since the previous report, with a certification from an officer of PubliCARD that a certified public accountant has provided PubliCARD with a report on the application of agreed-upon procedures conducted in accordance with standards established by the American Institute of Certified Public Accountants to the calculations included in the report; and

            (b) a copy of PubliCARD's quarterly financial statements and audited annual financial statements and, upon receipt of reasonable notice from the PBGC, such additional information and documentation, including without limitation financial plans and projections relating to its obligations under
Section I of the Agreement, as the PBGC may reasonably request.

      7.2 Notice of Default. Promptly upon, but in no event later than ten (10) business days after, becoming aware of the happening of any condition or event that constitutes an Event of Default, as defined in Section VIII, or a default under any of its other obligations, PubliCARD shall deliver to the PBGC a written notice specifying the nature and period of existence thereof and what action it is taking and proposes to take with respect thereto.

                                  SECTION VIII
                                     DEFAULT

      The following shall constitute a default ("Event of Default") under this Agreement

      8.1 PubliCARD shall fail to pay any principal of the Note when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

      8.2 PubliCARD shall fail to perform or observe any material covenant contained in this Agreement, the Security Documents, or the Note, and such failure, if capable of being remedied, shall remain unremedied for thirty (30) days after written notice thereof shall have been given to PubliCARD by the PBGC;

      8.3 PubliCARD shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against PubliCARD seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for PubliCARD or for any substantial part of its property; or PubliCARD shall take any action to authorize or effect any of the actions set forth above in this subsection;

      8.4 Any provision of this Agreement, the Note or any other related document shall at any time for any reason be declared to be null and void by a court of competent jurisdiction, or the validity or enforceability thereof shall be contested by PubliCARD, or a proceeding shall be commenced by PubliCARD seeking to establish the invalidity or unenforceability thereof, or PubliCARD shall deny that it has any liability or obligation hereunder or thereunder.

                                   SECTION IX
                              REMEDIES UPON DEFAULT

      The following remedies shall be available upon the occurrence of any Event of Default (in addition to other remedies that may be available at law): PBGC may (i) declare the outstanding principal amount of the Note to be immediately due and payable, whereupon the outstanding principal amount of the Note shall become and shall be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived,
(ii) proceed with foreclosure of the liens granted hereunder; and (iii) exercise any and all of its other rights under applicable law.

                                    SECTION X
                               GENERAL PROVISIONS

      10.1 This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with ERISA, and to the extent not preempted by ERISA or other federal law, the laws of the State of New York, without regard to conflicts of law principles. The parties consent to the jurisdiction of the United States District Court for the Southern District of New York for any action in connection with this Agreement

      10.2 No failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement and no course of dealing between the parties shall be construed to be a waiver of any provision of this Agreement, or shall in any way affect the validity of this Agreement or the right of either party to enforce each and every one of the provisions of this Agreement.

      10.3 This Agreement constitutes the entire and final agreement with respect to the matters provided for herein, and no other agreement or understanding exists between the parties.

      10.4 This Agreement shall not be modified or amended, except by written instrument signed by the parties hereto.

      10.5 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect. 10.6 This Agreement shall inure to the benefit of, and may be enforced solely by, the parties hereto, and, in each case, their respective successors and assigns.

      10.7 This Agreement may be executed in identical counterparts, each of which when taken together shall constitute one and the same instrument. A facsimile transmission of signature pages shall be sufficient for the purposes of this Agreement.

      10.8 Any notices, requests or other communications hereunder shall be in writing, and shall be deemed to have been duly given when mailed by United States registered or certified mail postage prepaid, or upon receipt if overnight delivery service, telecopy, or telex is used, addressed as follows:

         To the PBGC:

Michelle Gray, Manager
Pre-Termination Processing Division
Pension Benefit Guaranty Corporation
1200 K Street, N.W.
Washington, D.C.  20005-4026
(202) 326-4072 (facsimile number)

General Counsel
Pension Benefit Guaranty Corporation
Suite 340
1200 K Street, N.W.
Washington, D.C.  20005-4026
(202) 326-4112 (facsimile number)

         To PubliCARD:

Antonio L. DeLise
President and Chief Executive Officer
PubliCARD, Inc.
One Rockefeller Plaza, 14th Floor
New York, N.Y. 10020
(212) 307-5781 (facsimile number)

         With copies to:

Arthur F. Woodard, Esq.
Kaye Scholer, LLP
425 Park Avenue
New York, New York 10022-3598
(212) 836-6555 (facsimile number)

      10.8 The captions set forth in this Agreement have been inserted for convenience of reference only and shall not in any way affect the meaning or construction of any of the provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above mentioned.

PENSION BENEFIT GUARANTY CORPORATION


/s/Michelle Gray
-----------------------------
Name:  Michelle Gray
Title: Program Manager

PUBLICARD, INC.


/s/Antonio L. DeLise
-----------------------------
Name: Antonio L. DeLise
Title: President


EXHIBIT A to Settlement Agreement

Promissory Note

EXHIBIT B to Settlement Agreement

Security Agreement